THE PERKIN-ELMER CORPORATION
DIVISION LONG-TERM INCENTIVE PLAN


1.  Purpose of the Plan.
The purpose of the Plan is to motivate and retain key division employees in order to further the long-term growth of The Perkin-Elmer Corporation (the "Company"), a New York corporation, by offering long-term incentives in the form of "Value Units," the value of which is related to the growth in financial performance measures of the Company's operating divisions.

2.  Administration of the Plan.
 (a) The Plan shall be administrated by the Management Resources Committee of the Board of Directors of the Company (the "Committee") in accordance with the terms of the Plan.
(b) Subject to the express provisions of the Plan, the Committee shall have exclusive power to interpret the Plan; to establish and review rules and regulations relating to the Plan; to select the employees to be granted Value Units (the "Participants"); to determine the number of Value Units to be granted to each Participant; to determine the terms and conditions applicable to the grant of Value Units and the time or times when Value Units will be awarded; and to make all other determinations with respect to the operation of the Plan and the grant and terms of Value Units. Decisions and determinations by the Committee shall be final and binding upon all persons having an interest in the Plan.

3.  Eligibility.
Individual Participants in the Plan shall be selected from regular full-time employees of the Company's operating divisions, including, without limitation, the Applied
Biosystems Division and the Analytical Instruments Division
(each a "Division").

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4.  Awards of Value Units.
(a) Awards of Value Units under the Plan may be made by the Committee at any time during the term of the Plan and, when made in accordance with the terms of the Plan, shall be credited to an Account to be maintained by the Company for each Participant. The Account of a Participant shall be the sole and exclusive record of Value Units granted to him or her under the Plan for all purposes. The award of Value Units under the Plan shall not entitle the recipient to any voting rights, any rights to receive dividends or distributions, or any other rights of a shareholder of the Company or any other entity.
(b) An award of Value Units under the Plan shall be evidenced by a written instrument signed on behalf of the Company and delivered to the Participant and shall indicate the number of Value Units awarded and state that any payments with respect to such Value Units shall remain subject to all of the terms and conditions of the Plan. Under no circumstances shall any award of Value Units under the Plan be effective or binding on the Company unless and until such written instrument evidencing such award has been so signed on behalf of the Company and delivered to the Participant.
 (c) Notwithstanding anything to the contrary contained herein, the maximum number of Value Units that may be granted with respect to any Division in any Performance Cycle (as hereinafter defined) shall be 500,000.

5.  Vesting and Termination of Value Units.
(a) A Participant's right to obtain payment of the Unit Amount (as hereinafter defined) of the Value Units awarded to him or her under the Plan with respect to a Performance Cycle shall, except as provided in Section 7, 8, or 9 below, vest as to fifty percent (50%) of such Value
Units on the last day of such Performance Cycle and as to the remaining fifty percent (50%) of such Value Units on the first anniversary of the such date.
(b) Except as otherwise provided in the Plan, all Value Units and all rights of a Participant to receive payment of the Unit Amount of Value Units shall terminate on the

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earlier of (i) termination of the Participant's
employment, or (ii) such other date as may be specified in any award agreement entered into between the Participant and the Company.

6.  Valuation of Value Units and Award Pool.
(a) The Committee shall establish one or more performance cycles, each representing three consecutive fiscal years over which the Unit Amount of a Value Unit shall be accrued (each a "Performance Cycle").
(b)  For each of the three fiscal years in a
Performance Cycle, the Company shall, as soon as practicable following receipt of the Company's audited financial statements for such year, establish a reserve on the books of the Company for each Division (the "Award Pool") equal to the sum of:
(i) Ten percent (10%) of the increase in such Division's EBIT (as hereinafter defined) over the highest prior fiscal year's EBIT for such Division;
plus
(ii) Five percent (5%) of the increase in such Division's Operating Cash Flow (as hereinafter defined) over the highest prior fiscal year's Operating Cash
Flow for such Division.
(c) Notwithstanding the provisions of Section 6(b) above, for the Performance Cycle beginning on July 1, 1996, any funding of the Award Pool for a Division shall be based upon the increase of such Division's EBIT and Operating Cash Flow over the highest prior fiscal year's EBIT and Operating Cash Flow for such Division. For fiscal year 1997 only, the percentage of the increase of a Division's EBIT contributed to the Award Pool shall be fifteen percent (15%) and the percentage of the increase in a Division's Operating Cash
Flow contributed to the Award Pool shall be ten percent
(10%).
(d) At the end of each Performance Cycle, the Committee shall increase or decrease the aggregate amount of the Award Pool established for each Division based on the application of a multiplier to such Award Pool. The multiplier for each Division shall be established by the Committee at the beginning of the Performance Cycle based upon

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three-year point-to-point compound annual growth rate
in each Division's EBIT and Operating Cash Flow.
(e) The value of each Value Unit awarded with respect to a Division for a Performance Cycle (the "Unit Amount") shall be equal to the aggregate amount of such Division's
Award Pool for such Performance Cycle divided by 500,000.
(f)  For the purpose of the Plan:
 (i)  "EBIT" means the earnings of the applicable
Division before interest income (or expense) and income taxes, including all directly managed Division operations and a portion of the cost of shared service activities provided to the Division, and
(ii) "Operating Cash Flow" means the amount of cash generated or consumed by the applicable Division, including EBIT, plus those expenses included in EBIT which did not require a current year outlay of cash
(e.g., depreciation or amortization of assets), increased/reduced by current year additions to fixed assets, net changes in assets and liabilities directly managed or in support of the Division, and a share of the Company's income tax liability.
The Committee shall make a determination of Division EBIT and Operating Cash Flow for each Performance Cycle based on the Company's audited financial statements. The Committee may revise such definitions at any time and from time to time in such manner as it determines, in its sole discretion, to be necessary or appropriate.
(g) The value of each Value Unit awarded under this Plan shall be determined in good faith by the Committee at least once annually as soon as practicable following the receipt of the Company's audited financial statements for the immediately preceding fiscal year. The Committee's determination of such value shall be final and binding on all persons having an interest in the Plan.

7.  Payment Terms During Normal Employment.
(a) Payment of the aggregate Unit Amount of vested Value Units shall, in the discretion of the Committee, be made to Participants in cash, common stock of the Company (the "Common Stock"), or a combination thereof within 90 days after the date


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of vesting.  Notwithstanding theforegoing, if payment is to be made in shares of Common Stock, or a combination of such shares and cash, any such issuance of shares of Common Stock may be made subject to the condition that the Participant accept such restrictionson voting rights and transferability of the shares as the Committee, in its sole discretion, shall determine.
(b) Notwithstanding the provisions of Section 7(a) above, to the extent otherwise permissible under the terms of any deferred compensation plan then offered by the Company, Participants may elect at least six months prior to the end of a Performance Cycle to defer payment of all or a portion of the dollar value of the aggregate Unit Amount of vested Value Units payable with respect to such Performance
Cycle under the terms of such plan.

8.  Payment Terms Following Termination of Employment.
(a) In the event that a Participant's employment is terminated for reasons other than death, total and permanent disability, or retirement, all non-vested Value Units awarded to such Participant shall terminate automatically, and the Participant shall have no right to receive or to cause the Company to make any payment for or in respect of such Value Units; provided, however, that in the event that a Participant's employment is so terminated after the end of a Performance Cycle but prior to the payment of the Unit Amount of any vested Value Units awarded to such Participant with respect to such Performance Cycle, such Participant shall be entitled to receive payment with respect to fifty percent of such Value Units within 90 days after the end of the Performance Cycle, and such Participant shall thereafter have no right to receive or to cause the Company to make any payment for or in respect of such Value Units or any remaining Value Units.
(b) In the event that a Participant's employment is terminated for reasons of death, total and permanent disability, or retirement, such Participant shall be entitled to receive payment in respect of all Value Units that were held by such Participant immediately prior to the date of such Participant's death, total and permanent disability, or retirement. Such payment shall be made in a single lump sum payment within 90 days after the end of the Performance Cycle without regard to the vesting provisions of Section 7 hereof.


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9.  Payment Terms Following a Change in Control.
Notwithstanding any other provision of the Plan, all Value Units awarded with respect to a Division shall immediately vest in full in the event (a) of the sale or other disposition by the Company of all or substantially all of the assets of such Division, other than a sale or other disposition to an affiliate (as defined under Rule 144 of the Securities Act of 1933, as the same may be amended from time to time) of the Company, (b) that a tender offer or exchange offer (other than an offer by the Company) for the Common Stock is made by any "person" within the meaning of
Section 14(d) of the Securities Exchange Act of 1934, as the same may be amended from time to time (the "Act"), and not withdrawn within ten (10) days after the commencement thereof; provided, however, that the Committee may by action taken prior to the end of such ten (10) day period extend such ten (10) day period for up to a period of ninety (90) days after the commencement of such tender offer or exchange offer; and, provided further, that the Committee may by further action taken prior to the end of such extended period declare all Value Units vested in full, or (c) of a Control Event with respect to the Company. For purposes of the Plan, a "Control Event" means an event that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Act; provided, however, that, without limitation, such a Control Event shall be deemed to have occurred at such time as (i) any "person" within the meaning of Section 14(d) of the Act becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the Common Stock, (ii) during any two-year period, individuals who constitute the Board of Directors of the Company (the "Incumbent Board") as of the beginning of the period cease for any reason to constitute at least a majority thereof, provided that any person becoming a director during such period whose election or nomination for election by the Company's shareholders was approved by a vote of at least three-quarters of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to

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such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board, or(iii) the approval by the Company's shareholders of the sale of all or substantially all of the stock or assets of the Company (each of the events specified in clauses (a), (b), or (c) above being herein referred to as a "Change in Control").
The Unit Amount of each Value Unit vested in accordance with this Section 9 shall be paid to Participants as soon as practicable following the date of the Change in Control based upon the applicable Award Pool as of the date of the Change in Control as if such date were the last day of the Performance Cycle and the multiplier to be applied pursuant to Section 6(d) hereof shall be based on the point-to-point compound annual growth rate in the applicable Division's
EBIT and Operating Cash Flow through the most recently completed fiscal year. The Committee may adopt such procedures as may be necessary to effectuate the acceleration of the vesting of the Value Units as described above.

10.  Miscellaneous.
(a) The Company shall have the right to deduct from all payments under the Plan any taxes required by law to be withheld with respect to such payments.
(b) The Plan is intended and at all times shall be an unfunded and unsecured deferred compensation plan that is limited to key management employees of the Company. Any payments made under the Plan shall be paid from the general funds of the Company, and no provision shall at any time be made with respect to segregating assets of the Company for such payment hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of a right to receive any payment or benefit under the Plan, and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.
(c) Notwithstanding anything to the contrary contained in the Plan or otherwise, the Company shall not be obligated to pay the Unit Amount of any Value Unit to the extent that the aggregate amount payable would cause the Company to violate any law or



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violate or breach any term of any loan,
credit, or any other material agreement of the Company or to which it or any of its assets are bound or subject. If any payments are precluded from being made by reason of the first sentence of this Section 10(c), such payments otherwise due shall be made on a pro rata basis as and to the extent such applicable laws or agreements shall permit.

11.  Payments at Discretion of Committee.
The Committee may, in its discretion, vest all or a portion of a Participant's Value Units and permit the payment of the aggregate Unit Amount of such Value Units to Participants under circumstances other than those set forth in Sections 7, 8, or 9 above.

12.  Non-Transferability/Certain Limitations.
(a) A Participant's rights and interests under the Plan may not be assigned, pledged, hypothecated, or otherwise transferred, either voluntarily or by operation of law, and shall not be subject to execution, attachment or similar process. In the case of a Participant's death, payment of the aggregate Unit Amount of vested Value Units of such Participant due under the Plan shall be made to his or her designated beneficiary, or in the absence of such designation, in accordance with the laws of descent and distribution.
(b) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any division thereof.

13.  Amendment and Termination.
The Committee may at any time terminate the Plan, or amend any terms hereof with respect to awards not theretofore granted, provided that no such action shall adversely affect in any material manner any right or obligation with respect to any award theretofore granted without the consent of the recipient thereof.

14.  Effective Date and Termination of the Plan.

The Plan shall be effective as of July 1, 1996, and shall remain in effect until terminated by the Committee.


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